                                                                    EXHIBIT 23.3

The Board of Directors
Walsh Holding Co., Inc.:

     We consent to the use of our report dated March 28, 1997 relating to the consolidated balance sheet of Walsh Holding Co., Inc. as of December 31, 1996 and the related statement of income, stockholders' equity and cash flows for the nine month period then ended included in the Registration Statement on Form S-4 filed by Resource Bancshares Mortgage Group, Inc. and to the reference to our firm under the heading "Experts".

                                          KPMG Peat Marwick LLP

New York, New York
June 12, 1997